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FOOD & PHARMACY

PA|C℠

PREFERRED APARTMENT COMMUNITIES

SUPPLEMENTAL FINANCIAL DATA

Q2 2020

APTS
LISTED
NYSE

Preferred Apartment Communities, Inc. Reports Results for Second Quarter 2020

Atlanta, GA, August 10, 2020
        Preferred Apartment Communities, Inc. (NYSE: APTS) ("we," "our," the "Company", "Preferred Apartment Communities" or "PAC") today reported results for the quarter ended June 30, 2020. Unless otherwise indicated, all per share results are reported based on the basic weighted average shares of Common Stock and Class A Units ("Class A Units") of the Preferred Apartment Communities Operating Partnership (our "Operating Partnership") outstanding. See Definitions of Non-GAAP Measures on page S-22.

        Our operating results are presented below.

	Three months ended June 30,			Six months ended June 30,
	2020	2019	% change	2020	2019	% change

Revenues (in thousands)	$123,277	$113,852	8.3%	$254,379	$225,358	12.9%

Per share data:
Net income (loss) (1)	$(1.06)	$(0.66)	—	$(5.47)	$(1.32)	—
FFO (2)	$(0.01)	$0.36	—	$(3.39)	$0.75	—
Core FFO (2)	$0.21	$0.36	(41.7)%	$0.59	$0.77	(23.4)%
AFFO (2)	$0.05	$0.22	(77.3)%	$0.52	$0.55	(5.5)%
Dividends (3)	$0.175	$0.2625	(33.3)%	$0.4375	$0.5225	(16.3)%

(1) Per weighted average share of Common Stock outstanding for the periods indicated.
(2) FFO, Core FFO and AFFO results are presented per basic weighted average share of Common Stock and Class A Unit in our Operating Partnership outstanding for the periods indicated. See Reconciliations of FFO Attributable to Common Stockholders and Unitholders, Core FFO and AFFO to Net Income (Loss) Attributable to Common Stockholders beginning on page S-3 and Definitions of Non-GAAP Measures beginning on page S-22.
(3) Per share of Common Stock and Class A Unit outstanding.

“We are pleased with PAC’s second quarter operational results, which include year-over-year same store NOI growth of .1% in our core multifamily business, as we successfully navigated the still-evolving COVID-19 pandemic and its widespread impact on the economy. We were particularly pleased with our collections of recurring rental revenues for the second quarter, which were in excess of 99%, 92%, and 99% for our multi-housing, grocery anchored retail, and office portfolios, respectively, adjusted for deferrals. This, and other operational successes we achieved during the quarter, is a testament to the quality of our assets, the positioning of our assets in quality markets and submarkets, the resiliency of our resident and tenant base, and the hard and effective work of our team that executed a well-considered game plan.

As we look ahead, we believe our Sunbelt markets and suburban focus provide a strong foundation for cash flow stability and growth, with continued business and job growth as well as new household formation. Further, our scale and diverse portfolio mix provides us some distinct competitive advantages, with high quality multi-housing combined with essential, grocery-anchored retail and market specific Class A office. Our management team is aligned and focused on enhancing our liquidity and capital structure as we seek to create long term shareholder value in 2020 and beyond.” stated Joel Murphy, Preferred Apartment Communities’ President and Chief Executive Officer.

Financial

•Our net loss per share was $(1.06) and $(0.66) for the three-month periods ended June 30, 2020 and 2019, respectively. Funds From Operations, or FFO, for the three months ended June 30, 2020 was $(0.01) per weighted average share and Class A Unit outstanding and reflects lower purchase option termination revenues, as well as costs associated with the acquisition of Preferred Apartment Advisors, LLC (our "Former Manager") and NMP Advisors, LLC (our "Former Submanager"). Core FFO was $0.21 for the three months ended June 30, 2020, as compared to $0.36 for the three months ended June 30, 2019. Our decline in Core FFO was driven primarily by lower interest income from our real estate loan investments by virtue of the lower balance, lower income from purchase option amortization, higher interest expense and reduced income at the property level related to COVID.

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•For the second quarter 2020, our declared dividends to preferred and Common Stockholders and distributions to Unitholders exceeded our NAREIT-defined FFO result for the period, which was negative. Our Core FFO payout ratio to Common Stockholders and Unitholders was approximately 83.8% and our Core FFO payout ratio (before the deduction of preferred dividends) to our preferred stockholders was approximately 77.3%. (A)

•Our AFFO payout ratio to Common Stockholders and Unitholders was approximately 367.1% for the second quarter 2020. Our AFFO payout ratio (before the deduction of preferred dividends) to our preferred stockholders was approximately 93.7% for the second quarter 2020. (A) Our higher AFFO payout ratio was driven largely by the reduced level of accrued interest received on our real estate loan investment portfolio, the higher operational expenses previously mentioned and a normalized level of recurring capital expenditures at the property level, which are difficult to curtail and allow us to operate our properties at the level we expect. We have approximately $23.0 million of accrued interest revenue on our real estate loan investment portfolio, which will positively impact AFFO once received.

•As of June 30, 2020, our total assets were approximately $4.8 billion. Our total assets at June 30, 2019 of approximately $5.0 billion, included approximately $572.0 million of VIE mortgage pool assets attributable to other mortgage pool participants that were consolidated due to our investments in the Freddie Mac K Program. During the fourth quarter 2019, we sold our K Program investments, realizing an internal rate of return of approximately 18%. Excluding the consolidated VIE mortgage pool assets from the June 30, 2019 total, our total assets grew approximately $410.8 million, or 9.3%.

The following chart details monthly cash collections of rental revenues before and after the effect of rent deferrals across all our verticals as of August 6, 2020:

	2020 Cash Collections of Recurring Rental Revenues (1)
	January	February	March	April	May	June	July

Unadjusted for rent deferrals:
Multifamily	100.0%	99.9%	99.8%	98.8%	98.8%	98.8%	98.1%
Student housing	100.0%	100.0%	99.7%	97.9%	97.0%	97.4%	97.0%
Office	99.7%	99.5%	99.6%	98.5%	96.9%	96.8%	98.3%
Grocery-anchored retail	99.4%	99.4%	98.9%	90.0%	87.6%	89.2%	92.0%

Adjusted for rent deferrals:
Multifamily	100.0%	99.9%	99.8%	99.7%	99.5%	98.9%	98.1%
Student housing	100.0%	100.0%	99.7%	98.4%	97.4%	97.4%	97.0%
Office	99.7%	99.5%	99.6%	99.5%	99.4%	99.0%	99.2%
Grocery-anchored retail	99.4%	99.4%	98.9%	93.6%	91.8%	92.2%	93.2%

(1) Percent of revenue billed includes recurring charges for base rent, operating expense escalations, pet, garage, parking and storage rent, as well as receivables from U.S. Government tenants, from which collection is reasonably assured.

The following chart details monthly occupancy and percent leased rates across all our verticals:

	2020 Monthly Occupancy and Percentages Leased
	January	February	March	April	May	June	July

Occupancy:
Multifamily (stabilized)	95.3%	95.6%	95.7%	94.4%	94.4%	95.2%	95.1%
Student housing	96.0%	96.2%	96.1%	96.0%	95.8%	95.8%	95.8%
Percent leased:
Office	96.3%	96.3%	96.7%	95.9%	96.2%	96.2%	96.1%
Grocery-anchored retail	92.9%	92.6%	92.6%	92.5%	92.5%	92.7%	92.8%

Operational

•Our average recurring rental revenue collections before and after any effect of rent deferrals for the second quarter 2020 were approximately 96.0% and 97.6% respectively. Rent deferments provided to our residents/tenants primarily related to a change of timing of rent payments with no significant changes to total payments or term.

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•For the quarter, we reserved 4.77% of rental revenues of our retail portfolio against potential bad debt. Our retail division had nominal write offs and rental abatements.

•As of June 30, 2020, the average age of our multifamily communities was approximately 6.1 years, which is the youngest in the public multifamily REIT industry.

Financing and Capital Markets

•Between June 25 and July 10, 2020, we refinanced mortgage loans supporting eight multifamily communities, seven of which carry fixed interest rates below 3.0% per annum. As a result, we collected approximately $72.1 million of aggregate refinancing proceeds inclusive of COVID reserves, and thereby reduced our average interest rate on these assets to approximately 2.91% per annum.

The mortgages we refinanced during the second quarter 2020 on certain of our multifamily communities were as shown in the following table:

Property	Loan amount (millions)	Maturity date	Rate	Interest only period (years)

Summit Crossing II	$20.7	7/1/2030	(1)	2
Avenues at Northpointe	33.5	7/1/2027	2.79%	2
Avenues at Cypress	28.4	7/1/2027	2.96%	2
CityPark View	29.0	7/1/2030	2.75%	3
Venue at Lakewood Ranch	36.6	7/1/2030	2.99%	2
Crosstown Walk	46.5	7/1/2027	2.92%	2
Aster at Lely	50.4	7/1/2030	2.95%	2

	$245.1

(1) The new mortgage bears interest at a variable rate of 1 Month LIBOR plus 278 basis points.

•As of June 30, 2020, approximately 94.1% of our permanent property-level mortgage debt has fixed interest rates and approximately 4.2% has variable interest rates which are capped. We believe we are well protected against potential increases in market interest rates. Our overall weighted average interest rate for our mortgage debt portfolio was 3.86%.

•At June 30, 2020, our leverage, as measured by the ratio of our debt to the undepreciated book value of our total assets, was approximately 54.6%.

•On September 27, 2019, our registration statement on Form S-3 (Registration No. 333-233576) (the “Series A1/M1 Registration Statement”) was declared effective by the Securities and Exchange Commission (the “SEC”). The Series A1/M1 Registration Statement allows us to offer up to a maximum of 1,000,000 shares of Series A1 Redeemable Preferred Stock, Series M1 Redeemable Preferred Stock or a combination of both (the "Series A1/M1 Offering"). The stated price per share is $1,000, subject to adjustment under certain conditions. The shares are being offered by our affiliate, Preferred Capital Securities, LLC (“PCS”), on a "reasonable best efforts" basis and we intend to invest substantially all the net proceeds of the Series A1/M1 Offering in connection with the acquisition of multifamily communities, grocery-anchored shopping centers, office buildings, real estate loans and mortgages, other real estate-related investments and general working capital purposes.

•During the second quarter 2020, we issued and sold an aggregate of 31,337 shares of Series A1 Redeemable Preferred Stock, resulting in net proceeds of approximately $28.2 million after commissions and other fees. During the second quarter 2020, we issued and sold an aggregate of 3,286 shares of Series M1 Redeemable Preferred Stock, resulting in net proceeds of approximately $3.2 million after dealer manager fees.

•Our Offering of up to 1,500,000 Series A Units expired during the first quarter 2020.

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•In addition, during the second quarter 2020, we issued approximately 1.67 million shares of Common Stock for redemptions of 11,651 shares of Redeemable Preferred Stock and paid out $41.0 million in cash for redemptions of 42,209 shares of Redeemable Preferred Stock.

Acquisitions and Originations

•On April 30, 2020, we closed on the acquisition of Parkside at the Beach, a 288-unit multifamily community located in Panama City Beach, Florida.

•On May 14, 2020, we closed on a real estate loan investment of up to $10.0 million to partially finance the development and construction of a 277-unit multifamily community to be located in Raleigh, North Carolina. The aggregate carrying amount of our real estate loan investment portfolio was approximately $308.6 million at June 30, 2020.

(A) We calculate the Core FFO and AFFO payout ratios to Common Stockholders as the ratio of Common Stock dividends and distributions to Core FFO and AFFO. We calculate the Core FFO and AFFO payout ratios to preferred stockholders as the ratio of Preferred Stock dividends to the sum of Preferred Stock dividends and Core FFO and AFFO. Since our operations resulted in a net loss from continuing operations for the periods presented, a payout ratio based on net loss is not calculable. See Definitions of Non-GAAP Measures on page S-22.

(B) Same store net operating income is a non-GAAP measure. See Definitions of non-GAAP Measures on page S-22.

Business Update Related to COVID-19

Since the onset of COVID-19, the Company has taken various actions in response to the pandemic. We continue to adjust our business operations to address the needs of our residents, tenants and associates. Our property management and asset management teams continuously respond and adapt appropriately to any onsite, tenant and/or property management request, while following all applicable safety and social distancing guidelines as the situation continues to evolve and change. All of our multifamily communities, student housing properties, grocery-anchored shopping centers and office buildings have operated throughout the pandemic and in compliance with government-imposed COVID-19 guidelines and mandates. We have released a more comprehensive business update regarding the Company's operations and the impact of COVID-19 on our website at http://investors.pacapts.com/presentations.

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Real Estate Assets

        At June 30, 2020, our portfolio of owned real estate assets and potential additions from purchase options we held from our real estate loan investments consisted of:

	Owned as of June 30, 2020 (1)		Potential additions from real estate loan investment portfolio (2) (3)	Potential total
Residential properties:
Properties	44		11	55
Units	12,936		2,995	15,931
Beds	6,095		543	6,638
Grocery-anchored shopping centers:
Properties	54		—	54
Gross leasable area (square feet)	6,208,278		—	6,208,278
Office buildings:
Properties	9	(4)	1	10
Rentable square feet	3,169,000		195,000	3,364,000

(1) One multifamily community, two student housing properties, two grocery-anchored shopping centers and two office buildings are owned through consolidated joint ventures.
(2) We evaluate each project individually and we make no assurance that we will acquire any of the underlying properties from our real estate loan investment portfolio.

(3) The Company has terminated various purchase option agreements in exchange for termination fees.  These properties are excluded from the potential additions from our real estate loan investment portfolio.

(4) Excludes our 251 Armour property, comprising 35,000 rentable square feet that is under development.

Same-Store Multifamily Communities Financial Data

        The following chart presents same-store operating results for the Company’s multifamily communities. We define our population of same-store multifamily communities as those that have achieved occupancy at or above 93% for all three consecutive months within a single quarter (stabilized) before the beginning of the prior year and that have been owned for at least 15 full months as of the end of the first quarter of the current year, enabling comparisons of the current year quarterly and annual reporting periods to the prior year comparative periods. The Company excludes the operating results of properties for which construction of adjacent phases has commenced and properties which are undergoing significant capital projects, have sustained significant casualty losses, or are being marketed for sale as of the end of the reporting period. For the periods presented, same-store operating results consist of the operating results of the following multifamily communities containing an aggregate 8,694 units:

Aster at Lely Resort	Avenues at Cypress	Avenues at Northpointe
Citi Lakes	Lenox Village	Retreat at Lenox Village
Overton Rise	Sorrel	Venue at Lakewood Ranch
Avenues at Creekside	525 Avalon Park	Vineyards
Citrus Village	Retreat at Greystone	City Vista
Founders Village	Luxe at Lakewood Ranch	Adara at Overland Park
Summit Crossing I	Summit Crossing II	Aldridge at Town Village
City Park View	Crosstown Walk	Claiborne Crossing
Reserve at Summit Crossing	Colony at Centerpointe	Lux at Sorrel
Green Park	Vestavia Reserve

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Same-store net operating income is a non-GAAP measure that is most directly comparable to net income (loss), as shown in the reconciliations below.

Reconciliation of Net Income (Loss) to Multifamily Communities' Same-Store Net Operating Income (NOI)

	Three months ended:
(in thousands)	6/30/2020	6/30/2019

Net (loss) income	$(15,950)	$(1,677)
Add:
Equity stock compensation	246	306
Depreciation and amortization	51,793	45,663
Interest expense	31,136	27,611
Management fees	—	8,209
Corporate G&A and other	8,847	1,388
Management Internalization	458	280
Provision for expected credit losses	482	—
Waived asset management and general and administrative expense fees	—	(2,795)
Less:
Interest revenue on notes receivable	10,407	12,093
Interest revenue on related party notes receivable	604	1,632
Miscellaneous revenues	692	1,000
Income from consolidated VIEs	—	584
Gain on extinguishment of debt	(6,156)	(52)
Gains on land condemnation and trading investment	—	747

Property net operating income	71,465	62,981
Less:
Non-same-store property revenues	(74,721)	(62,174)
Add:
Non-same-store property operating expenses	24,614	20,537

Same-store net operating income	$21,358	$21,344

Multifamily Communities' Same Store Net Operating Income

	Three months ended:
(in thousands)	6/30/2020	6/30/2019	$ change	% change
Revenues:
Rental and other property revenues	$36,854	$36,953	$(99)	(0.3)%

Operating expenses:
Property operating and maintenance	6,326	6,883	(557)	(8.1)%
Payroll	2,984	2,843	141	5.0%
Real estate taxes and insurance	6,186	5,883	303	5.2%
Total operating expenses	15,496	15,609	(113)	(0.7)%

Same-store net operating income	$21,358	$21,344	$14	0.1%

Same-store average physical occupancy	94.7%	95.4%

Corporate level expenses related to the management and operations of the Multifamily and Student housing property portfolios are allocated on a per unit basis to Property NOI and are included in Multifamily Same Store NOI.

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Reconciliation of Net Income (Loss) to Multifamily Communities' Same-Store Net Operating Income (NOI)

	Six months ended:
(in thousands)	6/30/2020	6/30/2019

Net (loss) income	$(195,473)	$(3,957)
Add:
Equity stock compensation	476	617
Depreciation and amortization	101,302	90,952
Interest expense	60,729	54,367
Management fees	3,099	16,038
Corporate G&A and other	15,212	2,809
Management Internalization	179,251	325
Provision for expected credit losses	5,615	(5,424)
Waived asset management and general and administrative expense fees	(1,136)	—
Less:
Interest revenue on notes receivable	23,846	23,381
Interest revenue on related party notes receivable	3,141	7,434
Miscellaneous revenues	3,952	1,023
Income from consolidated VIEs	—	725
Gain on extinguishment of debt	(6,156)	(69)
Gains on land condemnation and trading investment	479	751

Property net operating income	143,813	122,482
Less:
Non-same-store property revenues	(148,968)	(120,177)
Add:
Non-same-store property operating expenses	48,792	40,407

Same-store net operating income	$43,637	$42,712

Multifamily Communities' Same Store Net Operating Income

	Six months ended:
(in thousands)	6/30/2020	6/30/2019	$ change	% change
Revenues:
Rental and other property revenues	$74,472	$73,343	$1,129	1.5%

Operating expenses:
Property operating and maintenance	12,739	13,221	(482)	(3.6)%
Payroll	5,795	5,692	103	1.8%
Real estate taxes and insurance	12,301	11,718	583	5.0%
Total operating expenses	30,835	30,631	204	0.7%

Same-store net operating income	$43,637	$42,712	$925	2.2%

Corporate level expenses related to the management and operations of the Multifamily and Student housing property portfolios are allocated on a per unit basis to Property NOI and are included in Multifamily Same Store NOI.

Dividends

Quarterly Dividends on Common Stock and Class A OP Units

        On May 11, 2020, we declared a quarterly dividend on our Common Stock of $0.175 per share for the second quarter 2020. The second quarter dividend was paid on July 15, 2020 to all stockholders of record on June 15, 2020. In conjunction with the Common Stock dividend, the Company's operating partnership declared a distribution on its Class A Units of $0.175 per unit for the second quarter 2020, which was paid on July 15, 2020 to all Class A Unit holders of record as of June 15, 2020.

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Monthly Dividends on Preferred Stock

        We declared monthly dividends of $5.00 per share on our Series A Redeemable Preferred Stock, which totaled approximately $33.2 million for the second quarter 2020 and represents a 6% annual yield. We declared monthly dividends of $5.00 per share on our Series A1 Redeemable Preferred Stock, which totaled approximately $756,000 for the second quarter 2020 and also represents a 6% annual yield. We declared dividends totaling approximately $1.6 million on our Series M Redeemable Preferred Stock, or mShares, for the second quarter 2020. The mShares have a dividend rate that escalates from 5.75% in year one of issuance to 7.50% in year eight and thereafter. We declared dividends totaling approximately $50,000 on our Series M1 Redeemable Preferred Stock for the second quarter 2020. The Series M1 Redeemable Preferred Stock has a dividend rate that escalates from 6.1% in year one of issuance to 7.1% in year ten and thereafter.

Subsequent to Quarter End

        Between July 1, 2020 and July 31, 2020, we issued 10,421 shares of Series A1 Preferred Stock and collected net proceeds of approximately $9.4 million after commissions and fees and we issued 4,123 shares of Series M1 Preferred Stock and collected net proceeds of approximately $4.0 million after commissions and fees.

On July 10, 2020, we closed on a refinancing of the mortgage on our Citrus Village multifamily community. The new instrument has a principal amount of $40.9 million, bears interest at a fixed 2.95% per annum and matures on August 1, 2027. Monthly interest-only payments are due through August 31, 2022.
On July 31, 2020, we received approximately $18.7 million in full satisfaction of the principal and all interest due on our Palisades real estate loan investment.

On August 6, 2020, our board of directors declared a quarterly dividend on our Common Stock of $0.175 per share, payable on October 15, 2020 to stockholders of record on September 15, 2020.

As a result of the COVID-19 pandemic that resulted in wide spread stay-at-home orders across the country and other restrictions that have led to significant adverse effects on economic activity, some of our multifamily residents and office and retail tenants have requested rent relief from the Company. At this point, the Company's policy is to extend rent deferral options to our residents and tenants with abatements in only certain circumstances.

Conference Call and Supplemental Data

        We will hold our quarterly conference call on Tuesday, August 11, 2020 at 11:00 a.m. Eastern Time to discuss our second quarter 2020 results. To participate in the conference call, please dial in to the following:

Live Conference Call Details
Domestic Dial-in Number: 1-844-890-1791
International Dial-in Number: 1-412-380-7408
Company: Preferred Apartment Communities, Inc.
Date: Tuesday, August 11, 2020
Time: 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time)

        The live broadcast of our second quarter 2020 conference call will be available online, on a listen-only basis, at our website, www.pacapts.com, under "Investors" and then click on the "Upcoming Events" link. A replay of the call will be archived on under the Investors/Audio Archive section.

2020 Guidance:

        Net income (loss) per share - We are actively adding properties and real estate loan investments to our real estate portfolio and the specific timing of the closing of acquisitions is difficult to predict. Acquisition activity by its nature can cause material variation in our reported depreciation and amortization expense and interest income. Since net income (loss) per share is calculated net of depreciation and amortization expense, our net income (loss) results can fluctuate, possibly significantly, depending upon the timing of the closing of acquisitions. For this reason, we are unable to reasonably forecast this measure or provide a reconciliation of our projected FFO per share to this measure.
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        FFO per share - Due to the inherent uncertainty of the scope, duration and rapidly evolving nature of the economic and social disruption from the COVID-19 pandemic, on April 24, 2020 we withdrew our full year 2020 guidance on FFO per share that we previously included in our February 24, 2020 earnings release.

        AFFO, Core FFO and FFO are calculated after deductions for all preferred stock dividends. Reconciliations of net income (loss) attributable to common stockholders to FFO, Core FFO and AFFO for the three-month and six-month periods ended June 30, 2020 and 2019 appear beginning on page S-3 of the attached report, as well as on our website using the following link:
        http://investors.pacapts.com/download/2Q20_Earnings_and_Supplemental_Data.pdf

Forward-Looking Statements

        “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:  Estimates of future earnings, guidance, goals and performance are, by definition, and certain other statements in this Earnings Release and Supplemental Financial Data Report may constitute, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, achievements or transactions to be materially different from the results, guidance, goals, performance, achievements or transactions expressed or implied by the forward-looking statements. These statements may be identified by the use of forward-looking terminology such as "may," "trend," "will," "expects," "plans," "estimates," "anticipates," "projects," "intends," "believes," "strategy," "goals," "objectives," "outlook" and similar expressions. These risks, uncertainties and contingencies include, but are not limited to, (a) the impact of the COVID-19 pandemic and related federal, state and local government actions on PAC’s business operations and the economic conditions in the markets in which PAC operates; (b) PAC’s ability to mitigate the impacts arising from COVID-19 and (c) those disclosed in PAC's filings with the SEC. Factors that impact such forward-looking statements include, among others, our business and investment strategy; legislative or regulatory actions; the state of the U.S. economy generally or in specific geographic areas; economic trends and economic recoveries; changes in operating costs, including real estate taxes, utilities and insurance costs; our ability to obtain and maintain debt or equity financing; financing and advance rates for our target assets; our leverage level; changes in the values of our assets; the occurrence of natural or man-made disasters; availability of attractive investment opportunities in our target markets; our ability to maintain our qualification as a real estate investment trust, or REIT, for U.S. federal income tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; availability of quality personnel; our understanding of our competition and market trends in our industry; and interest rates, real estate values, the debt securities markets and the general economy.

        Except as otherwise required by the federal securities laws, we assume no liability to update the information in this Earnings Release and Supplemental Financial Data Report.

        We refer you to the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2019 that was filed with the SEC on March 3, 2020, which discuss various factors that could adversely affect our financial results. Such risk factors and information may be updated or supplemented by our Form 10-K, Form 10-Q and Form 8-K filings and other documents filed from time to time with the SEC.

Additional Information

        The SEC has declared effective the registration statement filed by the Company for each of the offerings to which this communication may relate. Before you invest, you should read the final prospectus, and any prospectus supplements, forming a part of the registration statement and other documents the Company has filed with the SEC for more complete information about the Company and the offering to which this communication may relate. In particular, you should carefully read the risk factors described in the final prospectus and in any related prospectus supplement and in the documents incorporated by reference in the final prospectus and any related prospectus supplement to which this communication may relate. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Company or its dealer manager, Preferred Capital Securities, LLC, will arrange to send you a prospectus with respect to the Series A1/M1 Offering upon request by contacting John A. Isakson at (770) 818-4109, 3284 Northside Parkway NW, Suite 150, Atlanta, Georgia 30327.

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The final prospectus for the Series A1/M1 Offering, dated October 22, 2019, can be accessed through the following link:

        https://www.sec.gov/Archives/edgar/data/1481832/000148183219000097/a424b5-2019seriesamshares.htm

For further information:

Preferred Apartment Communities, Inc.
John A. Isakson
Chief Financial Officer
jisakson@pacapts.com
770-818-4109
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Table of Contents

Consolidated Statements of Operations	S-2
Reconciliations of FFO Attributable to Common Stockholders and Unitholders, Core FFO and AFFO to Net Income (Loss) Attributable to Common Stockholders	S-3
Notes to Reconciliation of FFO Attributable to Common Stockholders and Unitholders, Core FFO and AFFO to Net Income (Loss) Attributable to Common Stockholders	S-5
Consolidated Balance Sheets	S-7
Consolidated Statements of Cash Flows	S-8
Real Estate Loan Investment Portfolio	S-10
Mortgage Indebtedness	S-12
Multifamily Communities	S-16
Student Housing Properties	S-17
Capital Expenditures	S-17
Grocery-Anchored Shopping Center Portfolio	S-19
Office Building Portfolio	S-21
Definitions of Non-GAAP Measures	S-22

SECOND QUARTER 2020 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 1

Preferred Apartment Communities, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended June 30,
(In thousands, except per-share figures)	2020	2019
Revenues:
Rental and other property revenues	$111,574	$99,127
Interest income on loans and notes receivable	10,407	12,093
Interest income from related parties	604	1,632
Miscellaneous revenues	692	1,000

Total revenues	123,277	113,852

Operating expenses:
Property operating and maintenance	16,841	13,864
Property salary and benefits	5,720	4,828
Property management costs	1,042	3,373
Real estate taxes and insurance	16,506	14,081
General and administrative	8,847	1,388
Equity compensation to directors and executives	246	306
Depreciation and amortization	51,793	45,663
Asset management and general and administrative expense
fees to related party	—	8,209
Provision for expected credit losses	482	—
Management internalization expense	458	280

Total operating expenses	101,935	91,992
Waived asset management and general and administrative
expense fees	—	(2,795)

Net operating expenses	101,935	89,197
Operating income	21,342	24,655

Interest expense	31,136	27,611
Change in fair value of net assets of consolidated
VIEs from mortgage-backed pools	—	584
Loss on extinguishment of debt	(6,156)	(52)
Gain on sale of real estate loan investment	—	747

Net loss	(15,950)	(1,677)
Consolidated net loss attributable to non-controlling interests	266	571

Net loss attributable to the Company	(15,684)	(1,106)

Dividends declared to preferred stockholders	(35,624)	(27,542)
Earnings attributable to unvested restricted stock	(11)	(7)

Net loss attributable to common stockholders	$(51,319)	$(28,655)

Net loss per share of Common Stock available to
common stockholders, basic and diluted	$(1.06)	$(0.66)

Weighted average number of shares of Common Stock outstanding,
basic and diluted	48,220	43,703
SECOND QUARTER 2020 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 2

Reconciliation of FFO Attributable to Common Stockholders and Unitholders, Core FFO and AFFO
to Net (Loss) Income Attributable to Common Stockholders (A)
		Three months ended June 30,
(In thousands, except per-share figures)		2020	2019

Net loss attributable to common stockholders (See note 1)		$(51,319)	$(28,655)

Add:	Depreciation of real estate assets	40,996	36,310
	Depreciation of acquired intangible assets and deferred leasing costs	9,973	8,893
	Net loss attributable to Class A Unitholders (See note 2)	(249)	(571)
FFO attributable to common stockholders and unitholders		(599)	15,977

	Aquisition and pursuit costs	132	—
	Loan cost amortization on acquisition term notes and loan coordination fees (See note 3)	528	493
	Payment of costs related to property refinancing	6,863	369
	Internalization costs (See note 4)	458	280
	Deemed dividends for redemptions of preferred stock	2,772	123
	Noncash (income) expense for current expected credit losses (See note 5)	(122)	—
	Expenses related to the COVID-19 global pandemic (See note 6)	419	—
	Earnest money forfeited by prospective asset purchaser	$—	(1,000)
Core FFO attributable to common stockholders and unitholders		10,451	16,242

Add:	Non-cash equity compensation to directors and executives	246	306
	Amortization of loan closing costs (See note 7)	1,177	1,159
	Depreciation/amortization of non-real estate assets	616	460
	Net loan origination fees received (See note 8)	200	125
	Deferred interest income received (See note 9)	—	2,318
	Amortization of lease inducements (See note 10)	447	432
	Non-operating miscellaneous revenues	—	1,000
Less:	Amortization of purchase option termination revenues in excess of cash received (See note 11)	(435)	(1,383)
	Non-cash loan interest income (See note 9)	(3,109)	(3,658)
	Cash received for sale of K Program securities in excess of noncash revenues	—	(274)
	Cash paid for loan closing costs	—	(5)
	Amortization of acquired real estate intangible liabilities and SLR (See note 12)	(4,144)	(4,324)
	Amortization of deferred revenues (See note 13)	(941)	(941)
	Normally recurring capital expenditures (See note 14)	(2,124)	(1,563)

AFFO attributable to common stockholders and Unitholders		$2,384	$9,894

Common Stock dividends and distributions to Unitholders declared:
	Common Stock dividends	$8,624	$11,581
	Distributions to Unitholders (See note 2)	130	229
	Total	$8,754	$11,810

Common Stock dividends and Unitholder distributions per share		$0.175	$0.2625

FFO per weighted average basic share of Common Stock and Unit outstanding		$(0.01)	$0.36
Core FFO per weighted average basic share of Common Stock and Unit outstanding		$0.21	$0.36
AFFO per weighted average basic share of Common Stock and Unit outstanding		$0.05	$0.22

Weighted average shares of Common Stock and Units outstanding: (A)
	Basic:
	Common Stock	48,220	43,703
	Class A Units	759	877
	Common Stock and Class A Units	48,979	44,580

	Diluted Common Stock and Class A Units (B)	48,980	45,027

Actual shares of Common Stock outstanding, including 548 and 26 unvested shares
of restricted Common Stock at June 30, 2020 and 2019, respectively.		49,831	44,273
Actual Class A Units outstanding at June 30, 2020 and 2019, respectively.		742	875
	Total	50,573	45,148

(A) Units and Unitholders refer to Class A Units in our Operating Partnership (as defined in note 2), or Class A Units, and holders of Class A Units, respectively. Unitholders include recipients of awards of Class B Units in our Operating Partnership, or Class B Units, for annual service which became vested and earned and automatically converted to Class A Units. Unitholders also include the entity that contributed the Wade Green grocery-anchored shopping center. The Class A Units collectively represent an approximate 1.55% weighted average non-controlling interest in the Operating Partnership for the three-month period ended June 30, 2020.
(B) Since our AFFO results are positive for the periods reflected above, we are presenting recalculated diluted weighted average shares of Common Stock and Class A Units for these periods for purposes of this table, which includes the dilutive effect of common stock equivalents from grants of the Class B Units, warrants included in units of Series A Preferred Stock issued, as well as annual grants of restricted Common Stock and restricted stock units. The weighted average shares of Common Stock outstanding presented on the Consolidated Statements of Operations are the same for basic and diluted for any period for which we recorded a net loss available to common stockholders.
See Notes to Reconciliation of FFO, Core FFO and AFFO to Net Income (Loss) Attributable to Common Stockholders on page S-5.
SECOND QUARTER 2020 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 3

Reconciliation of FFO Attributable to Common Stockholders and Unitholders, Core FFO and AFFO
to Net (Loss) Income Attributable to Common Stockholders (A)
		Six months ended June 30,
(In thousands, except per-share figures)		2020	2019

Net loss attributable to common stockholders (See note 1)		$(260,771)	$(56,968)

Add:	Depreciation of real estate assets	80,771	72,027
	Depreciation of acquired intangible assets and deferred leasing costs	18,955	18,016
	Net loss attributable to Class A Unitholders (See note 2)	(3,343)	(79)
FFO attributable to common stockholders and unitholders		(164,388)	32,996

	Acquisition and pursuit costs	378	—
	Loan cost amortization on acquisition term notes and loan coordination fees (See note 3)	1,206	980
	Payment of costs related to property refinancing	6,863	424
	Internalization costs (See note 4)	179,251	325
	Deemed dividends for redemptions of preferred stock	3,316	219
	Noncash (income) expense for current expected credit losses (See note 5)	4,408	—
	Expenses related to the COVID-19 global pandemic (See note 6)	448	—
	Earnest money forfeited by prospective asset purchaser	(2,750)	(1,000)
Core FFO attributable to common stockholders and unitholders		28,732	33,944

Add:	Non-cash equity compensation to directors and executives	476	617
	Amortization of loan closing costs (See note 7)	2,343	2,290
	Depreciation/amortization of non-real estate assets	1,172	909
	Net loan origination fees received (See note 8)	467	526
	Deferred interest income received (See note 9)	8,277	5,078
	Amortization of lease inducements (See note 10)	886	860
	Cash received in excess of (exceeded by) amortization of
	purchase option termination revenues (See note 11)	325	(1,087)
	Non-operating miscellaneous revenues	2,750	1,000
Less:	Non-cash loan interest income (See note 9)	(6,128)	(6,982)
	Non-cash revenues from mortgage-backed securities	—	(415)
	Cash paid for loan closing costs	—	(8)
	Amortization of acquired real estate intangible liabilities and SLR (See note 12)	(8,797)	(8,082)
	Amortization of deferred revenues (See note 13)	(1,881)	(1,881)
	Normally recurring capital expenditures (See note 14)	(3,542)	(2,743)

AFFO attributable to common stockholders and Unitholders		$25,080	$24,026

Common Stock dividends and distributions to Unitholders declared:
	Common Stock dividends	21,115	22,776
	Distributions to Unitholders (See note 2)	333	458
	Total	21,448	23,234

Common Stock dividends and Unitholder distributions per share		$0.4375	$0.5225

FFO per weighted average basic share of Common Stock and Unit outstanding		$(3.39)	$0.75
Core FFO per weighted average basic share of Common Stock and Unit outstanding		$0.59	$0.77
AFFO per weighted average basic share of Common Stock and Unit outstanding		$0.52	$0.55

Weighted average shares of Common Stock and Units outstanding: (A)
	Basic:	47,674	43,194
	Common Stock	793	879
	Class A Units	48,467	44,073
	Common Stock and Class A Units

	Diluted Common Stock and Class A Units (B)	48,474	44,755

Actual shares of Common Stock outstanding, including 548 and 26 unvested shares
of restricted Common Stock at June 30, 2020 and 2019, respectively.		49,831	44,273
Actual Class A Units outstanding at June 30, 2020 and 2019, respectively.		742	875
	Total	50,573	45,148

(A) Units and Unitholders refer to Class A Units in our Operating Partnership (as defined in note 2), or Class A Units, and holders of Class A Units, respectively. Unitholders include recipients of awards of Class B Units in our Operating Partnership, or Class B Units, for annual service which became vested and earned and automatically converted to Class A Units. Unitholders also include the entity that contributed the Wade Green grocery-anchored shopping center. The Class A Units collectively represent an approximate 1.64% weighted average non-controlling interest in the Operating Partnership for the six-month period ended June 30, 2020.
(B) Since our AFFO results are positive for the periods reflected above, we are presenting recalculated diluted weighted average shares of Common Stock and Class A Units for these periods for purposes of this table, which includes the dilutive effect of common stock equivalents from grants of the Class B Units, warrants included in units of Series A Preferred Stock issued, as well as annual grants of restricted Common Stock and restricted stock units. The weighted average shares of Common Stock outstanding presented on the Consolidated Statements of Operations are the same for basic and diluted for any period for which we recorded a net loss available to common stockholders.
See Notes to Reconciliation of FFO, Core FFO and AFFO to Net Income (Loss) Attributable to Common Stockholders on page S-5.
SECOND QUARTER 2020 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 4

Notes to Reconciliations of FFO Attributable to Common Stockholders and Unitholders, Core FFO and AFFO to
Net Loss Attributable to Common Stockholders

1)Rental and other property revenues and property operating expenses for the three-month and six-month periods ended June 30, 2020 include activity for the properties acquired during the period only from their respective dates of acquisition. In addition, these periods include activity for the properties acquired since June 30, 2019. Rental and other property revenues and expenses for the three-month and six-month periods ended June 30, 2019 include activity for the acquisitions made during that period only from their respective dates of acquisition.

2)Non-controlling interests in Preferred Apartment Communities Operating Partnership, L.P., or our Operating Partnership, consisted of a total of 742,413 Class A Units as of June 30, 2020. Included in this total are 419,228 Class A Units which were granted as partial consideration to the seller in conjunction with the seller's contribution to us on February 29, 2016 of the Wade Green grocery-anchored shopping center. The remaining Class A units were awarded primarily to our key executive officers. The Class A Units are apportioned a percentage of our financial results as non-controlling interests. The weighted average ownership percentage of these holders of Class A Units was calculated to be 1.55% and 1.97% for the three-month periods ended June 30, 2020 and 2019, respectively.

3)  We paid loan coordination fees to Preferred Apartment Advisors, LLC, or our Former Manager, to reflect the administrative effort involved in arranging debt financing for acquired properties prior to the Internalization. The fees were calculated as 0.6% of the amount of any mortgage indebtedness on newly-acquired properties or refinancing and are amortized over the lives of the respective mortgage loans. This non-cash amortization expense is an addition to FFO in the calculation of Core FFO and AFFO. At June 30, 2020, aggregate unamortized loan coordination fees were approximately $13.5 million, which will be amortized over a weighted average remaining loan life of approximately 10.2 years.

4) This adjustment reflects the add-back of (i) consideration paid to the owners of the Former Manager, (ii) accretion of the discount on the deferred liability payable to the owners of the Former Manager and (iii) due diligence and pursuit costs incurred by the Company related to the internalization of the functions performed by the Former Manager.

5) Effective January 1, 2020, we adopted ASU 2016-03, which requires us to estimate the amount of future credit losses we expect to incur over the lives of our real estate loan investments at the inception of each loan. This loss reserve may be adjusted upward or downward over the lives of our loans and therefore the aggregate net adjustment for each period could be positive (removing the non-cash effect of a net increase in aggregate loss reserves) or negative (removing the non-cash effect of a net decrease in aggregate loss reserves) in these adjustments to FFO in calculating Core FFO.

6) This additive adjustment to FFO consists of one-time costs for signage, cleaning and supplies necessary to create and maintain work environments necessary to adhere to CDC guidelines during the current COVID-19 pandemic. Since we do not expect to incur similar costs once the COVID-19 pandemic has subsided, we add these costs back to FFO in our calculation of Core FFO.

7) We incur loan closing costs on our existing mortgage loans, which are secured on a property-by-property basis by each of our acquired real estate assets, and also for occasional amendments to our syndicated revolving line of credit with Key Bank National Association, or our Revolving Line of Credit. Effective April 13, 2018, the maximum borrowing capacity on the Revolving Line of Credit was increased from $150 million to $200 million. These loan closing costs are also amortized over the lives of the respective loans and the Revolving Line of Credit, and this non-cash amortization expense is an addition to FFO in the calculation of AFFO. Neither we nor the Operating Partnership have any recourse liability in connection with any of the mortgage loans, nor do we have any cross-collateralization arrangements with respect to the assets securing the mortgage loans, other than security interests in 49% of the equity interests of the subsidiaries owning such assets, granted in connection with our Revolving Line of Credit, which provides for full recourse liability. At June 30, 2020, unamortized loan costs on all the Company's indebtedness were approximately $32.7 million, which will be amortized over a weighted average remaining loan life of approximately 9.0 years.

8) We receive loan origination fees in conjunction with the origination of certain real estate loan investments. These fees are then recognized as revenue over the lives of the applicable loans as adjustments of yield using the effective interest method. The total fees received are additive adjustments in the calculation of AFFO. Correspondingly, the amortized non-cash income is a deduction in the calculation of AFFO. Over the lives of certain loans, we accrue additional interest amounts that become due to us at the time of repayment of the loan or refinancing of the property, or when the property is sold. This non-cash interest income is subtracted from Core FFO in our calculation of AFFO. The amount of additional accrued interest becomes an additive adjustment to FFO once received from the borrower (see note 8).

9) This adjustment reflects the receipt during the periods presented of additional interest income (described in note 7 above) which was earned and accrued prior to those periods presented on various real estate loans.

10) This adjustment removes the non-cash amortization of costs incurred to induce tenants to lease space in our office buildings and grocery-anchored shopping centers.

SECOND QUARTER 2020 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 5

11) Effective March 6, 2020, our purchase option on the Falls at Forsyth multifamily community was extinguished in conjunction with the loan repayment; effective January 1, 2019, we terminated our purchase options on the Sanibel Straits, Newbergh, Wiregrass and Cameron Square multifamily communities and the Solis Kennesaw student housing property; on May 7, 2018, we terminated our purchase options on the Bishop Street multifamily community and the Haven Charlotte student housing property, both of which are (or were) partially supported by real estate loan investments held by us. In exchange, we arranged to receive termination fees aggregating approximately $17.2 million from the developers, which are recorded as revenue over the period beginning on the date of election until the earlier of (i) the maturity of the real estate loan investment and (ii) the sale of the property. The receipt of the cash termination fees are an additive adjustment in our calculation of AFFO and the removal of non-cash revenue from the recognition of the termination fees are a reduction to Core FFO in our calculation of AFFO; both of these adjustments are presented in a single net number within this line. For the three-month periods ended June 30, 2020 and 2019 and the six-month period ended June 30, 2019, we had recognized termination fee revenues in excess of cash received, resulting in the negative adjustments shown to Core FFO in our calculation of AFFO. For the six-month period ended June 30, 2020, cash received exceeded fee revenue amortization, resulting in a net positive adjustment to Core FFO in our calculation of AFFO.

12) This adjustment reflects straight-line rent adjustments and the reversal of the non-cash amortization of below-market and above-market lease intangibles, which were recognized in conjunction with our acquisitions and which are amortized over the estimated average remaining lease terms from the acquisition date for multifamily communities and over the remaining lease terms for grocery-anchored shopping center assets and office buildings. At June 30, 2020, the balance of unamortized below-market lease intangibles was approximately $57.8 million, which will be recognized over a weighted average remaining lease period of approximately 8.9 years.

13) This adjustment removes the non-cash amortization of deferred revenue recorded by us in conjunction with Company-owned lessee-funded tenant improvements in our office buildings.

14) We deduct from Core FFO normally recurring capital expenditures that are necessary to maintain our assets’ revenue streams in the calculation of AFFO. This adjustment also deducts from Core FFO capitalized amounts for third party costs during the period to originate or renew leases in our grocery-anchored shopping centers and office buildings. This adjustment includes approximately $31,000 and $71,000 of recurring capitalized expenditures incurred at our corporate offices during the three-month and six-month periods ended June 30, 2020, respectively. No adjustment is made in the calculation of AFFO for nonrecurring capital expenditures. See Capital Expenditures, Grocery-Anchored Shopping Center Portfolio, and Office Buildings Portfolio sections for definitions of these terms.

See Definitions of Non-GAAP Measures beginning on page S-22.

SECOND QUARTER 2020 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 6

Preferred Apartment Communities, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except per-share par values)	June 30, 2020	December 31, 2019
Assets
Real estate
Land	$671,687	$635,757
Building and improvements	3,375,631	3,256,223
Tenant improvements	174,565	167,275
Furniture, fixtures, and equipment	354,340	323,381
Construction in progress	22,539	11,893
Gross real estate	4,598,762	4,394,529
Less: accumulated depreciation	(503,467)	(421,551)
Net real estate	4,095,295	3,972,978
Real estate loan investments, net of deferred fee income and allowance for expected loan loss	306,026	325,790
Real estate loan investments to related parties, net	2,568	23,692
Total real estate and real estate loan investments, net	4,403,889	4,322,460

Cash and cash equivalents	60,101	94,381
Restricted cash	56,333	42,872
Notes receivable	7,758	17,079
Note receivable and revolving lines of credit due from related parties	9,011	24,838
Accrued interest receivable on real estate loans	23,046	25,755
Acquired intangible assets, net of amortization	145,187	154,803
Deferred loan costs on Revolving Line of Credit, net of amortization	950	1,286
Deferred offering costs	4,088	2,147
Tenant lease inducements, net	19,103	19,607
Tenant receivables and other assets	89,817	65,332
Total assets	$4,819,283	$4,770,560

Liabilities and equity
Liabilities
Mortgage notes payable, net of deferred loan costs and mark-to-market adjustment	$2,762,291	$2,567,022
Revolving line of credit	92,500	—
Term note payable, net of deferred loan costs	—	69,489
Unearned purchase option termination fees	1,585	2,859
Deferred revenue	37,862	39,722
Accounts payable and accrued expenses	56,143	42,191
Deferred liability to Former Manager	23,168	—
Contingent liability due to Former Manager	14,880	—
Accrued interest payable	7,927	8,152
Dividends and partnership distributions payable	20,570	23,519
Acquired below market lease intangibles, net of amortization	57,793	62,611
Prepaid rent, security deposits and other liabilities	34,568	20,879
Total liabilities	3,109,287	2,836,444

Commitments and contingencies
Equity
Stockholders' equity
Series A Redeemable Preferred Stock, $0.01 par value per share; 3,050 shares authorized; 2,226 and 2,161
shares issued; 2,026 and 2,028 shares outstanding at June 30, 2020 and December 31, 2019, respectively	20	20
Series A1 Redeemable Preferred Stock, $0.01 par value per share; up to 1,000 shares authorized;
68 and 5 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively	—	—
Series M Redeemable Preferred Stock, $0.01 par value per share; 500 shares authorized; 106 shares
issued; 93 and 103 shares outstanding at June 30, 2020 and December 31, 2019, respectively	1	1
Series M1 Redeemable Preferred Stock, $0.01 par value per share; up to 1,000 shares authorized;
5 and zero shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively	—	—
Common Stock, $0.01 par value per share; 400,067 shares authorized; 49,283 and 46,443 shares issued
and outstanding at June 30, 2020 and December 31, 2019, respectively	493	464
Additional paid-in capital	1,917,212	1,938,057
Accumulated (deficit) earnings	(206,724)	(7,244)
Total stockholders' equity	1,711,002	1,931,298
Non-controlling interest	(1,006)	2,818
Total equity	1,709,996	1,934,116

Total liabilities and equity	$4,819,283	$4,770,560

SECOND QUARTER 2020 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 7

Preferred Apartment Communities, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Six-month periods ended June 30,
(In thousands)	2020	2019
Operating activities:
Net (loss) income	$(195,473)	$(3,957)
Reconciliation of net (loss) income to net cash provided by operating activities:
Depreciation and amortization expense	101,302	90,952
Amortization of above and below market leases	(3,570)	(3,179)
Deferred revenues and fee income amortization	(2,482)	(3,197)
Purchase option termination fee amortization	(4,475)	(5,617)
Amortization of equity compensation, lease incentives and other non-cash expenses	1,781	1,608
Deferred loan cost amortization	3,424	3,139
Non-cash accrued interest income on real estate loans	(6,156)	(6,734)
Receipt of accrued interest income on real estate loans	8,865	2,318
Gains on sales of real estate loan and trading investment	(479)	(751)
Cash received for purchase option terminations	4,800	1,330
Loss on extinguishment of debt	6,156	69
Increase in provision for expected credit losses	5,615	—
Mortgage interest received from consolidated VIEs	—	8,015
Mortgage interest paid to other participants of consolidated VIEs	—	(8,015)
Changes in operating assets and liabilities:
(Increase) in tenant receivables and other assets	(12,112)	(11,306)
(Increase) in tenant lease incentives	(382)	(314)
Increase in accounts payable and accrued expenses	36,431	11,691
Increase in deferred liability to Former Manager	22,851	—
Increase in contingent liability	15,004	—
Decrease in accrued interest, prepaid rents and other liabilities	(2,234)	(1,416)
Net cash (used in) provided by operating activities	(21,134)	74,636

Investing activities:
Investments in real estate loans	(24,547)	(53,497)
Repayments of real estate loans	53,896	—
Notes receivable issued	(686)	(4,792)
Notes receivable repaid	10,041	10
Notes receivable issued and draws on lines of credit by related parties	(9,624)	(22,766)
Repayments of notes receivable and lines of credit by related parties	4,546	16,103
Origination fees received on real estate loan investments	467	1,051
Origination fees paid to Former Manager on real estate loan investments	—	(526)
Purchases of mortgage backed securities (K program), net of acquisition costs	—	(30,934)
Mortgage principal received from consolidated VIEs	—	2,073
Proceeds from sales of mortgage-backed securities	—	53,445
Acquisition of properties	(185,970)	(154,579)
Receipt of insurance proceeds for capital improvements	—	746
Proceeds from land condemnation	738	—
Additions to real estate assets - improvements	(26,422)	(20,647)
Investment in property development	(50)	—
Deposits paid on acquisitions	(105)	(8,202)
Net cash used in investing activities	(177,716)	(222,515)

Financing activities:
Proceeds from mortgage notes payable	336,849	145,861
Repayments of mortgage notes payable	(134,493)	(57,318)
Payments for deposits and other mortgage loan costs	(10,541)	(3,267)
Debt prepayment and other debt extinguishment costs	(5,919)	—
Payments to real estate loan participants	—	(5,223)
Proceeds from lines of credit	284,000	162,200
Payments on lines of credit	(191,500)	(219,200)

(Continued on next page)

SECOND QUARTER 2020 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 8

Preferred Apartment Communities, Inc.
Consolidated Statements of Cash Flows - continued
(Unaudited)

	Six-month periods ended June 30,
(In thousands)	2020	2019

Repayment of Term Loan	(70,000)	—
Mortgage principal paid to other participants of consolidated VIEs	—	(2,073)
Proceeds from repurchase agreements	—	4,857
Payments for repurchase agreements	—	(4,857)
Proceeds from sales of preferred stock and Units, net of offering costs and redemptions	120,497	257,466
Proceeds from exercises of Warrants	29	7,433
Payments for redemptions of preferred stock	(48,202)	(5,115)
Common Stock dividends paid	(24,647)	(22,036)
Preferred stock dividends and Class A Unit distributions paid	(68,538)	(52,112)
Payments for deferred offering costs	(9,701)	(1,868)
Contributions from non-controlling interests	197	—
Net cash provided by financing activities	178,031	204,748

Net (decrease) increase in cash, cash equivalents and restricted cash	(20,819)	56,869
Cash, cash equivalents and restricted cash, beginning of year	137,253	87,690
Cash, cash equivalents and restricted cash, end of period	$116,434	$144,559

SECOND QUARTER 2020 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 9

Real Estate Loan Investments

The following tables present details pertaining to our portfolio of fixed rate, interest-only real estate loan investments.

Project/Property	Location	Maturity date	Optional extension date	Total loan commitments	Carrying amount (1) as of		Current / deferred interest % per annum
					June 30, 2020	December 31, 2019

Multifamily communities:				(in thousands)
Palisades	Northern VA	5/17/2021	N/A	$17,270	$17,250	$17,250	8 / 0 (2)
Wiregrass	Tampa, FL	N/A	N/A	—	—	14,976	—
Wiregrass Capital	Tampa, FL	N/A	N/A	—	—	4,240	—
Berryessa	San Jose, CA	2/13/2021	2/13/2023	137,616	120,887	115,819	8.5 / 3
The Anson	Nashville, TN	11/24/2021	11/24/2023	6,240	6,240	6,240	8.5 / 4.5
The Anson Capital	Nashville, TN	11/24/2021	11/24/2023	5,659	4,634	4,440	8.5 / 4.5
Sanibel Straights	Fort Myers, FL	2/3/2021	2/3/2022	9,416	9,233	8,846	8.5 / 5.5
Sanibel Straights Capital	Fort Myers, FL	2/3/2021	2/3/2022	6,193	6,190	5,930	8.5 / 5.5
Falls at Forsyth	Atlanta, GA	N/A	N/A	—	—	21,513	—
Newbergh	Atlanta, GA	1/31/2021	1/31/2022	11,749	11,749	11,699	8.5 / 5.5
Newbergh Capital	Atlanta, GA	1/31/2021	1/31/2022	6,176	6,176	5,653	8.5 / 5.5
V & Three	Charlotte, NC	8/15/2021	8/15/2022	10,336	10,336	10,336	8.5 / 5
V & Three Capital	Charlotte, NC	8/18/2021	8/18/2022	7,338	6,858	6,571	8.5 / 5
Cameron Square	Alexandria, VA	10/11/2021	10/11/2023	21,340	19,395	18,582	8.5 / 3
Cameron Square Capital	Alexandria, VA	10/11/2021	10/11/2023	8,850	8,595	8,235	8.5 / 3
Southpoint	Fredericksburg, VA	2/28/2022	2/28/2024	7,348	7,348	7,348	8.5 / 4
Southpoint Capital	Fredericksburg, VA	2/28/2022	2/28/2024	4,962	4,430	4,245	8.5 / 4
E-Town	Jacksonville, FL	6/14/2022	6/14/2023	16,697	15,187	14,550	8.5 / 3.5
Vintage	Destin, FL	3/24/2022	3/24/2024	10,763	9,323	8,932	8.5 / 4
Hidden River II	Tampa, FL	10/11/2022	10/11/2024	4,462	4,462	3,012	8.5 / 3.5
Hidden River II Capital	Tampa, FL	10/11/2022	10/11/2024	2,763	2,357	2,258	8.5 / 3.5
Kennesaw Crossing	Atlanta, GA	9/1/2023	9/1/2024	14,810	12,473	7,616	8.5 / 5.5
Vintage Horizon West	Orlando, FL	10/11/2022	10/11/2024	10,900	8,637	8,275	8.5 / 5.5
Chestnut Farms	Charlotte, NC	2/28/2025	N/A	13,372	3,554	—	8.5 / 5.5
Vintage Jones Franklin	Raleigh, NC	11/14/2023	5/14/2025	10,000	776	—	8.5 / 5.5

Student housing properties:
Haven 12	Starkville, MS	11/30/2020	N/A	6,116	6,116	6,116	8.5 / 0
Solis Kennesaw II	Atlanta, GA	5/5/2022	5/5/2024	13,613	13,036	12,489	8.5 / 4

New Market Properties:
Dawson Marketplace	Atlanta, GA	N/A	N/A	—	—	12,857	—

Preferred Office Properties:
8West	Atlanta, GA	11/29/2022	11/29/2024	19,193	7,991	4,554	8.5 / 5

				$383,182	323,233	352,582
Unamortized loan origination fees					(1,416)	(1,476)
Allowance for loan losses					(13,223)	(1,624)

Carrying amount					$308,594	$349,482

(1) Carrying amounts presented per loan are amounts drawn, exclusive of deferred fee revenue.
(2) Pursuant to an amendment of the loan agreement, effective January 1, 2019, the loan ceased accruing deferred interest. On July 31, 2020, we received approximately $18.7 million in full satisfaction of the principal and all interest due on the loan.

SECOND QUARTER 2020 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 10

        We hold options or rights of first offer, but not obligations, to purchase some of the properties which are partially financed by our real estate loan investments. Certain option purchase prices are negotiated at the time of the loan closing and are to be calculated based upon market cap rates at the time of exercise of the purchase option, less a discount ranging from between zero and 15 basis points, depending on the loan. As of June 30, 2020, potential property acquisitions and units from projects in our real estate loan investment portfolio consisted of:

		Total units upon	Purchase option window
Project/Property	Location	completion (1)	Begin	End

Residential properties:
V & Three	Charlotte, NC	338	S + 90 days (2)	S + 150 days (2)
The Anson	Nashville, TN	301	S + 90 days (2)	S + 150 days (2)
Southpoint	Fredericksburg, VA	240	S + 90 days (2)	S + 150 days (2)
E-Town	Jacksonville, FL	332	S + 90 days (3)	S + 150 days (3)
Vintage	Destin, FL	282	(4)	(4)
Hidden River II	Tampa, FL	204	S + 90 days (2)	S + 150 days (2)
Kennesaw Crossing	Atlanta, GA	250	(5)	(5)
Vintage Horizon West	Orlando, FL	340	(4)	(4)
Solis Chestnut Farm	Charlotte, NC	256	(5)	(5)
Vintage Jones Franklin	Raleigh, NC	277	(4)	(4)
Solis Kennesaw II	Atlanta, GA	175	(6)	(6)

Office property:
8West	Atlanta, GA	(7)	(7)	(7)

		2,995

(1) We evaluate each project individually and we make no assurance that we will acquire any of the underlying properties from our real estate loan investment portfolio. The purchase options held by us on the 464 Bishop, Haven Charlotte, Sanibel Straights, Wiregrass, Newbergh, Cameron Square, Solis Kennesaw and Falls at Forsyth projects were terminated, in exchange for an aggregate $17.2 million in termination fees from the developers.

(2) The option period window begins and ends at the number of days indicated beyond the achievement of a 93% physical occupancy rate by the underlying property.
(3) The option period window begins on the earlier of June 21, 2024 and the number of days indicated beyond the achievement of a 93% physical occupancy rate by the underlying property.
(4) The option period window begins on the later of one year following receipt of final certificate of occupancy or 90 days beyond the achievement of a 93% physical occupancy rate by the underlying property and ends 60 days beyond the option period beginning date.

(5) We hold a right of first offer on the property.
(6) The option period begins on October 1 of the second academic year following project completion and ends on the following December 31. The developer may elect to expedite the option period to begin December 1, 2020 and end on December 31, 2020.

(7) The project plans are for the construction of a class A office building consisting of approximately 195,000 rentable square feet; our purchase option window opens 90 days following the achievement of 90% lease commencement and ends on November 30, 2024 (subject to adjustment). Our purchase option is at the to-be-agreed-upon market value. In the event the property is sold to a third party, we would be due a fee based on a minimum multiple of 1.15 times the total commitment amount of the real estate loan investment, less the amounts actually paid by the borrower, up to and including payment of accrued interest and repayment of principal at the time of the sale.

SECOND QUARTER 2020 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 11

Mortgage Indebtedness

        The following table presents certain details regarding our mortgage notes payable:

		Principal balance as of						Interest only through date (1)
	Acquisition/ refinancing date	June 30, 2020	December 31, 2019	Maturity date	Interest rate	Basis point spread over 1 Month LIBOR

Multifamily communities:		(in thousands)
Summit Crossing	10/31/2017	$37,294	$37,651	11/1/2024	3.99%	Fixed rate		N/A
Summit Crossing II	6/30/2020	20,700	13,221	7/1/2030	2.94%	278		7/31/2022
Vineyards	9/26/2014	33,046	33,382	10/1/2021	3.68%	Fixed rate		N/A
Avenues at Cypress	6/30/2020	28,366	20,704	7/1/2027	2.96%	Fixed rate		7/31/2022
Avenues at Northpointe	6/29/2020	33,546	26,313	7/1/2027	2.79%	Fixed rate		7/31/2022
Venue at Lakewood Ranch	6/30/2020	36,555	28,076	7/1/2030	2.99%	Fixed rate		7/31/2022
Aster at Lely Resort	6/29/2020	50,400	31,094	7/1/2030	2.95%	Fixed rate		7/31/2022
CityPark View	6/25/2020	29,000	20,089	7/1/2030	2.75%	Fixed rate		7/31/2023
Avenues at Creekside	7/31/2015	38,458	38,871	8/1/2024	1.78%	160	(2)	N/A
Citi Lakes	7/29/2019	40,705	41,079	8/1/2029	3.66%	Fixed rate		N/A
Stone Creek	6/22/2017	19,627	19,800	7/1/2052	3.22%	Fixed rate		N/A
Lenox Village Town Center	2/28/2019	38,494	38,813	3/1/2029	4.34%	Fixed rate		N/A
Retreat at Lenox	12/21/2015	16,935	17,114	1/1/2023	4.04%	Fixed rate		N/A
Overton Rise	2/1/2016	38,022	38,428	8/1/2026	3.98%	Fixed rate		N/A
Village at Baldwin Park	12/17/2018	70,132	70,607	1/1/2054	4.16%	Fixed rate		N/A
Crosstown Walk	6/30/2020	46,500	30,246	7/1/2027	2.92%	Fixed rate		7/31/2022
525 Avalon Park	6/15/2017	63,894	64,519	7/1/2024	3.98%	Fixed rate		N/A
City Vista	7/1/2016	33,309	33,674	7/1/2026	3.68%	Fixed rate		N/A
Sorrel	8/24/2016	31,098	31,449	9/1/2023	3.44%	Fixed rate		N/A
Citrus Village	3/3/2017	28,489	28,796	6/10/2023	3.65%	Fixed rate		N/A
Retreat at Greystone	11/21/2017	33,749	34,053	12/1/2024	4.31%	Fixed rate		N/A
Founders Village	3/31/2017	29,922	30,202	4/1/2027	4.31%	Fixed rate		N/A
Claiborne Crossing	4/26/2017	25,727	25,948	6/1/2054	2.89%	Fixed rate		N/A
Luxe at Lakewood Ranch	7/26/2017	37,296	37,662	8/1/2027	3.93%	Fixed rate		N/A
Adara at Overland Park	9/27/2017	30,327	30,624	4/1/2028	3.90%	Fixed rate		N/A
Aldridge at Town Village	10/31/2017	36,234	36,569	11/1/2024	4.19%	Fixed rate		N/A
Reserve at Summit Crossing	9/29/2017	19,088	19,276	10/1/2024	3.87%	Fixed rate		N/A

SECOND QUARTER 2020 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 12

Table continued from previous page		Principal balance as of					Interest only through date (1)
	Acquisition/ refinancing date	June 30, 2020	December 31, 2019	Maturity date	Interest rate	Basis point spread over 1 Month LIBOR
		(in thousands)
Overlook at Crosstown Walk	11/21/2017	21,246	21,450	12/1/2024	3.95%	Fixed rate	N/A
Colony at Centerpointe	12/20/2017	31,785	32,120	10/1/2026	3.68%	Fixed rate	N/A
Lux at Sorrel	1/9/2018	30,174	30,474	2/1/2030	3.91%	Fixed rate	N/A
Green Park	2/28/2018	38,159	38,525	3/10/2028	4.09%	Fixed rate	N/A
The Lodge at Hidden River	9/27/2018	40,557	40,903	10/1/2028	4.32%	Fixed rate	N/A
Vestavia Reserve	11/9/2018	36,824	37,130	12/1/2030	4.40%	Fixed rate	N/A
CityPark View South	11/15/2018	23,575	23,767	6/1/2029	4.51%	Fixed rate	N/A
Artisan at Viera	8/8/2019	39,468	39,824	9/1/2029	3.93%	Fixed rate	N/A
Five Oaks at Westchase	10/17/2019	31,136	31,448	11/1/2031	3.27%	Fixed rate	N/A
Horizon at Wiregrass Ranch	4/23/2020	51,909	—	5/1/2030	2.90%	Fixed rate	N/A
Parkside at the Beach	4/30/2020	45,037	—	5/1/2030	2.95%	Fixed rate	N/A

Total multifamily communities		1,336,783	1,173,901

Grocery-anchored shopping centers:
Spring Hill Plaza	9/17/2019	8,066	8,167	10/1/2031	3.72%	Fixed rate	N/A
Parkway Town Centre	9/17/2019	7,967	8,067	10/1/2031	3.72%	Fixed rate	N/A
Woodstock Crossing	8/8/2014	2,848	2,877	9/1/2021	4.71%	Fixed rate	N/A
Deltona Landings	8/16/2019	6,216	6,289	9/1/2029	4.18%	Fixed rate	N/A
Powder Springs	8/13/2019	7,851	7,951	9/1/2029	3.65%	Fixed rate	(3)
Barclay Crossing	8/16/2019	6,161	6,233	9/1/2029	4.18%	Fixed rate	N/A
Parkway Centre	8/16/2019	4,477	4,530	9/1/2029	4.18%	Fixed rate	N/A
The Market at Salem Cove	10/6/2014	8,983	9,075	11/1/2024	4.21%	Fixed rate	N/A
Independence Square	8/27/2015	11,321	11,455	9/1/2022	3.93%	Fixed rate	N/A
Royal Lakes Marketplace	4/12/2019	9,460	9,572	5/1/2029	4.29%	Fixed rate	N/A
The Overlook at Hamilton Place	12/22/2015	19,301	19,509	1/1/2026	4.19%	Fixed rate	N/A
Summit Point	10/30/2015	11,308	11,494	11/1/2022	3.57%	Fixed rate	N/A
East Gate Shopping Center	4/29/2016	5,198	5,277	5/1/2026	3.97%	Fixed rate	N/A
Fury's Ferry	4/29/2016	6,005	6,096	5/1/2026	3.97%	Fixed rate	N/A
Rosewood Shopping Center	4/29/2016	4,033	4,095	5/1/2026	3.97%	Fixed rate	N/A
Southgate Village	4/29/2016	7,170	7,279	5/1/2026	3.97%	Fixed rate	N/A
The Market at Victory Village	5/16/2016	8,832	8,911	9/11/2024	4.40%	Fixed rate	N/A
Wade Green Village	4/7/2016	7,572	7,655	5/1/2026	4.00%	Fixed rate	N/A
Lakeland Plaza	7/15/2016	27,050	27,459	8/1/2026	3.85%	Fixed rate	N/A
University Palms	8/8/2016	12,227	12,421	9/1/2026	3.45%	Fixed rate	N/A

SECOND QUARTER 2020 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 13

Table continued from previous page		Principal balance as of						Interest only through date (1)
	Acquisition/ refinancing date	June 30, 2020	December 31, 2019	Maturity date	Interest rate	Basis point spread over 1 Month LIBOR
		(in thousands)
Cherokee Plaza	4/12/2019	24,575	24,867	5/1/2027	4.28%	Fixed rate		N/A
Sandy Plains Exchange	8/8/2016	8,541	8,676	9/1/2026	3.45%	Fixed rate		N/A
Thompson Bridge Commons	8/8/2016	11,418	11,599	9/1/2026	3.45%	Fixed rate		N/A
Heritage Station	8/8/2016	8,451	8,585	9/1/2026	3.45%	Fixed rate		N/A
Oak Park Village	8/8/2016	8,721	8,859	9/1/2026	3.45%	Fixed rate		N/A
Shoppes of Parkland	8/8/2016	15,560	15,702	9/1/2023	4.67%	Fixed rate		N/A
Champions Village	10/18/2016	27,400	27,400	11/1/2021	3.25%	300	(4)	11/1/2021
Castleberry-Southard	4/21/2017	10,848	10,959	5/1/2027	3.99%	Fixed rate		N/A
Rockbridge Village	6/6/2017	13,455	13,597	7/5/2027	3.73%	Fixed rate		N/A
Irmo Station	7/26/2017	9,900	10,038	8/1/2030	3.94%	Fixed rate		N/A
Maynard Crossing	8/25/2017	17,204	17,449	9/1/2032	3.74%	Fixed rate		N/A
Woodmont Village	9/8/2017	8,209	8,320	10/1/2027	4.13%	Fixed rate		N/A
West Town Market	9/22/2017	8,382	8,503	10/1/2025	3.65%	Fixed rate		N/A
Crossroads Market	12/5/2017	17,869	18,112	1/1/2030	3.95%	Fixed rate		N/A
Anderson Central	3/16/2018	11,394	11,539	4/1/2028	4.32%	Fixed rate		N/A
Greensboro Village	5/22/2018	8,146	8,250	6/1/2028	4.20%	Fixed rate		N/A
Governors Towne Square	5/22/2018	10,838	10,976	6/1/2028	4.20%	Fixed rate		N/A
Conway Plaza	6/29/2018	9,463	9,549	7/5/2028	4.29%	Fixed rate		N/A
Brawley Commons	7/6/2018	17,743	17,963	8/1/2028	4.36%	Fixed rate		N/A
Hollymead Town Center	12/21/2018	26,452	26,758	1/1/2029	4.64%	Fixed rate		N/A
Gayton Crossing	1/17/2019	17,480	17,679	2/1/2029	4.71%	Fixed rate		N/A
Free State Shopping Center	5/28/2019	45,974	46,391	6/1/2029	3.99%	Fixed rate		N/A
Polo Grounds Mall	6/12/2019	13,108	13,227	7/1/2034	3.93%	Fixed rate		N/A
Disston Plaza	6/12/2019	17,743	17,905	7/1/2034	3.93%	Fixed rate		N/A
Fairfield Shopping Center	8/16/2019	19,750	19,750	8/16/2026	2.25%	205		8/16/22
Berry Town Center	11/14/2019	11,910	12,025	12/1/2034	3.49%	Fixed rate		N/A
Hanover Shopping Center	12/19/2019	31,612	32,000	12/19/2026	3.62%	Fixed rate		N/A
Wakefield Crossing	1/29/2020	7,825	—	2/1/2032	3.66%	Fixed rate		N/A

Total grocery-anchored shopping centers		622,017	621,090

SECOND QUARTER 2020 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 14

Table continued from previous page		Principal balance as of						Interest only through date (1)
	Acquisition/ refinancing date	June 30, 2020	December 31, 2019	Maturity date	Interest rate	Basis point spread over 1 Month LIBOR
		(in thousands)
Student housing properties:
North by Northwest	6/1/2016	30,800	31,209	10/1/2022	4.02%	Fixed rate		N/A
SoL	10/31/2018	35,377	35,656	11/1/2028	4.71%	Fixed rate		N/A
Stadium Village	10/27/2017	44,784	45,228	11/1/2024	3.80%	Fixed rate		N/A
Ursa	12/18/2017	—	31,400	1/5/2020	4.78%	300		N/A
The Tradition	5/10/2018	30,000	30,000	6/6/2021	5.45%	375	(5)	6/6/2021
Knightshade	5/31/2018	47,125	47,125	9/1/2025	4.09%	Fixed rate		9/1/2020
The Bloc	6/27/2018	28,966	28,966	7/9/2021	5.25%	355	(6)	7/9/2021

Total student housing properties		217,052	249,584

Office buildings:
Brookwood Center	8/29/2016	30,324	30,716	9/10/2031	3.52%	Fixed rate		N/A
Galleria 75	11/4/2016	5,236	5,340	7/1/2022	4.25%	Fixed rate		N/A
Three Ravinia	12/30/2016	115,500	115,500	1/1/2042	4.46%	Fixed rate		1/31/2022
Westridge at La Cantera	11/13/2017	51,149	51,834	12/10/2028	4.10%	Fixed rate		N/A
Armour Yards	1/29/2018	39,772	40,000	2/1/2028	4.10%	Fixed rate		N/A
150 Fayetteville	7/31/2018	114,400	114,400	8/10/2028	4.27%	Fixed rate		9/9/2020
Capitol Towers	12/20/2018	123,779	124,814	1/10/2037	4.60%	Fixed rate		N/A
CAPTRUST Tower	7/25/2019	82,650	82,650	8/1/2029	3.61%	Fixed rate		7/31/2029
Morrocroft Centre	3/19/2020	70,000	—	4/10/2033	3.40%	Fixed rate		4/10/2025
251 Armour Yards (7)	1/22/2020	3,522	—	1/22/2025	4.50%	Fixed rate		1/21/2023

Total office buildings		636,332	565,254
Grand total		2,812,184	2,609,829
Less: deferred loan costs		(45,402)	(38,185)
Less: below market debt adjustment		(4,491)	(4,622)
Mortgage notes, net		$2,762,291	$2,567,022

Footnotes to Mortgage Notes Table

(1) Following the indicated interest only period (where applicable), monthly payments of accrued interest and principal are based on a 25 to 35-year amortization period through the maturity date.
(2) The mortgage instrument was assumed as part of the sales transaction; the 1 Month LIBOR index is capped at 5.0%, resulting in a cap on the combined rate of 6.6%.
(3) The mortgage has interest-only payment terms for the periods of June 1, 2023 through May 1, 2024 and from June 1, 2028 through May 1, 2029.
(4) The interest rate has a floor of 3.25%.
(5) The interest rate has a floor of 5.45%.
(6) The interest rate has a floor of 5.25%.
(7) A construction loan financing redevelopment of the property.
SECOND QUARTER 2020 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 15

Multifamily Communities

As of June 30, 2020, our multifamily community portfolio consisted of the following properties:

				Three months ended June 30, 2020
Property	Location	Number of units	Average unit size (sq. ft.)	Average physical occupancy	Average rent per unit

Same-Store Communities:
Aldridge at Town Village	Atlanta, GA	300	969	96.3%	$1,397
Green Park	Atlanta, GA	310	985	95.9%	$1,498
Overton Rise	Atlanta, GA	294	1,018	95.9%	$1,590
Summit Crossing I	Atlanta, GA	345	1,034	95.2%	$1,223
Summit Crossing II	Atlanta, GA	140	1,100	95.7%	$1,334
The Reserve at Summit Crossing	Atlanta, GA	172	1,002	94.8%	$1,353
Avenues at Cypress	Houston, TX	240	1,170	96.0%	$1,451
Avenues at Northpointe	Houston, TX	280	1,167	95.5%	$1,416
Vineyards	Houston, TX	369	1,122	97.1%	$1,194
Avenues at Creekside	San Antonio, TX	395	974	94.7%	$1,196
Aster at Lely Resort	Naples, FL	308	1,071	92.1%	$1,455
Sorrel	Jacksonville, FL	290	1,048	94.0%	$1,328
Lux at Sorrel	Jacksonville, FL	265	1,025	94.6%	$1,391
525 Avalon Park	Orlando, FL	487	1,394	93.8%	$1,505
Citi Lakes	Orlando, FL	346	984	92.3%	$1,506
Luxe at Lakewood Ranch	Sarasota, FL	280	1,105	91.1%	$1,522
Venue at Lakewood Ranch	Sarasota, FL	237	1,001	90.3%	$1,556
Crosstown Walk	Tampa, FL	342	1,070	96.8%	$1,329
Overlook at Crosstown Walk	Tampa, FL	180	986	95.0%	$1,406
Citrus Village	Tampa, FL	296	980	94.6%	$1,337
Lenox Village	Nashville, TN	273	906	95.6%	$1,325
Regent at Lenox	Nashville, TN	18	1,072	98.1%	$1,406
Retreat at Lenox	Nashville, TN	183	773	95.1%	$1,263
CityPark View	Charlotte, NC	284	948	96.5%	$1,155
CityPark View South	Charlotte, NC	200	1,005	95.5%	$1,280
Colony at Centerpointe	Richmond, VA	255	1,149	94.9%	$1,390
Founders Village	Williamsburg, VA	247	1,070	92.8%	$1,416
Retreat at Greystone	Birmingham, AL	312	1,100	95.4%	$1,346
Vestavia Reserve	Birmingham, AL	272	1,113	96.0%	$1,560
Adara Overland Park	Kansas City, KS	260	1,116	94.9%	$1,397
Claiborne Crossing	Louisville, KY	242	1,204	95.0%	$1,353
City Vista	Pittsburgh, PA	272	1,023	92.9%	$1,449

Total/Average Same-Store Communities		8,694

Stone Creek	Houston, TX	246	852	95.5%	$1,179
Village at Baldwin Park	Orlando, FL	528	1,069	94.0%	$1,689
Lodge at Hidden River	Tampa, FL	300	980	94.4%	$1,394
Five Oaks at Westchase	Tampa, FL	218	983	93.6%	$1,519

Total/Average Stabilized Communities		9,986

Artisan at Viera	Melbourne, FL	259	1,070	N/A	$1,717
Wiregrass Ranch	Tampa, FL	392	973	N/A	$1,500
Parkside at the Beach	Panama City Beach, FL	288	1,041	N/A	—

Total PAC Non-Stabilized Communities		939

Total multifamily community units		10,925

        For the three-month period ended June 30, 2020, our average same-store multifamily communities' physical occupancy was 94.7%. We calculate average same-store physical occupancy for quarterly periods as the average number of occupied units on the 20th day of each of the trailing three months from the reporting period end date and that have been owned for at least 15 full months as of the end of the first quarter of each year. We exclude the operating results of properties for which construction
SECOND QUARTER 2020 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 16

of adjacent phases has commenced, properties which are undergoing significant capital projects, have sustained significant casualty losses, or are being marketed for sale as of the end of the reporting period. We believe "Same Property" information is useful as it allows both management and investors to gauge our management effectiveness via comparisons of financial and operational results between interim and annual periods for those subsets of multifamily communities owned for current and prior comparative periods.

        For the three-month period ended June 30, 2020, our average stabilized physical occupancy was 94.7%. We calculate average stabilized physical occupancy for quarterly periods as the average number of occupied units on the 20th day of each of the trailing three months from the reporting period end date.

        For the three-month period ended June 30, 2020, our average economic occupancy was 94.5%. We define average economic occupancy as market rent reduced by vacancy losses, expressed as a percentage. All of our multifamily properties are included in these calculations except for properties which are not yet stabilized (which we define as properties having first achieved 93% physical occupancy for three full months in a quarter; includes Artisan at Viera and Wiregrass Ranch), properties which are owned for less than the entire reporting period (Parkside at the Beach) and properties which are undergoing significant capital projects, have sustained significant casualty losses (Stone Creek) or are adding additional phases (Lodge at Hidden River). We also exclude properties which are currently being marketed for sale, of which we had none at June 30, 2020. Average economic occupancy is useful both to management and investors as a gauge of our effectiveness in realizing the full revenue generating potential of our multifamily communities given market rents and occupancy rates.

Student Housing Properties

        As of June 30, 2020, our student housing portfolio consisted of the following properties:

					Three months ended June 30, 2020
Property	Location	Number of units	Number of beds	Average unit size (sq. ft.)	Average physical occupancy	Average rent per bed
Student housing properties:
North by Northwest	Tallahassee, FL	219	679	1,250	86.8%	$701
SoL	Tempe, AZ	224	639	1,296	98.9%	$718
Stadium Village (1)	Atlanta, GA	198	792	1,466	97.6%	$721
Ursa (1)	Waco, TX	250	840	1,634	97.3%	$605
The Tradition	College Station, TX	427	808	539	97.7%	$606
Knightshade	Orlando, FL	221	894	2,036	98.4%	$769
The Bloc	Lubbock, TX	140	556	1,394	88.9%	$514
Rush	Charlotte, NC	332	887	1,224	97.8%	$752

Total/Average		2,011	6,095		95.9%	$680

(1) The Company acquired and owns an approximate 99% equity interest in a joint venture which owns both Stadium Village and Ursa.

Capital Expenditures

        We regularly incur capital expenditures related to our owned multifamily communities and student housing properties. Capital expenditures may be nonrecurring and discretionary, as part of a strategic plan intended to increase a property’s value and corresponding revenue-generating ability, or may be normally recurring and necessary to maintain the income streams and present value of a property. Certain capital expenditures may be budgeted and reserved for upon acquiring a property as initial expenditures necessary to bring a property up to our standards or to add features or amenities that we believe make the property a compelling value to prospective residents in its individual market. These budgeted nonrecurring capital expenditures in connection with an acquisition are funded from the capital source(s) for the acquisition and are not dependent upon subsequent property operating cash flows for funding. Since the onset of COVID, all nonrecurring and discretionary capital expenditures have been reviewed individually and approved on as needed basis. There are regular recurring and life safety/operational capital expenditures which remain necessary for the continued normal operation of our properties. These have continued without interruption.

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        For the three-month period ended June 30, 2020, our capital expenditures for multifamily communities consisted of:

	Capital Expenditures - Multifamily Communities
	Recurring		Non-recurring		Total
(in thousands, except per-unit figures)	Amount	Per Unit	Amount	Per Unit	Amount	Per Unit
Appliances	$198	$18.62	$—	$—	$198	$18.62
Carpets	410	38.70	—	—	410	38.70
Wood / vinyl flooring	27	2.47	137	12.92	164	15.39
Mini blinds and ceiling fans	55	5.12	—	—	55	5.12
Fire safety	—	—	147	13.95	147	13.95
HVAC	167	15.84	—	—	167	15.84
Computers, equipment, misc.	64	6.08	15	1.38	79	7.46
Elevators	—	—	34	3.20	34	3.20
Exterior painting	—	—	—	—	—	—
Leasing office and other common amenities	37	3.48	115	10.21	152	13.69
Major structural projects	—	—	273	25.57	273	25.57
Cabinets and countertop upgrades	—	—	315	29.79	315	29.79
Landscaping and fencing	—	—	132	12.37	132	12.37
Parking lot	—	—	27	2.60	27	2.60
Signage and sanitation	—	—	23	2.14	23	2.14
Totals	$958	$90.31	$1,218	$114.13	$2,176	$204.44

        For the three-month period ended June 30, 2020, our capital expenditures for student housing properties consisted of:

	Capital Expenditures - Student Housing Properties
	Recurring		Non-recurring		Total
(in thousands, except per-bed figures)	Amount	Per Bed	Amount	Per Bed	Amount	Per Bed
Appliances	$15	$2.35	$—	$—	$15	$2.35
Carpets	2	0.42	—	—	2	0.42
Wood / vinyl flooring	—	—	—	—	—	—
Mini blinds and ceiling fans	1	0.17	—	—	1	0.17
Fire safety	—	—	27	4.37	27	4.37
HVAC	22	3.73	—	—	22	3.73
Computers, equipment, misc.	4	0.65	19	3.05	23	3.70
Elevators	—	—	10	1.67	10	1.67
Exterior painting	—	—	—	—	—	—
Leasing office and other common amenities	75	12.23	59	9.63	134	21.86
Major structural projects	—	—	69	11.44	69	11.44
Cabinets and counter top upgrades	—	—	1	0.21	1	0.21
Landscaping and fencing	—	—	—	—	—	—
Parking lot	—	—	—	—	—	—
Signage and sanitation	—	—	26	4.19	26	4.19
Unit furniture	105	17.24	—	—	105	17.24
Totals	$224	$36.79	$211	$34.56	$435	$71.35

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Grocery-Anchored Shopping Center Portfolio

        As of June 30, 2020, our grocery-anchored shopping center portfolio consisted of the following properties:

Property name	Location	Year built	GLA (1)		Percent leased	Grocery anchor tenant

Castleberry-Southard	Atlanta, GA	2006	80,018		98.3%	Publix
Cherokee Plaza	Atlanta, GA	1958	102,864		100.0%	Kroger
Governors Towne Square	Atlanta, GA	2004	68,658		93.9%	Publix
Lakeland Plaza	Atlanta, GA	1990	301,711		93.1%	Sprouts
Powder Springs	Atlanta, GA	1999	77,853		89.3%	Publix
Rockbridge Village	Atlanta, GA	2005	102,432		85.4%	Kroger
Roswell Wieuca Shopping Center	Atlanta, GA	2007	74,370		100.0%	The Fresh Market
Royal Lakes Marketplace	Atlanta, GA	2008	119,493		93.9%	Kroger
Sandy Plains Exchange	Atlanta, GA	1997	72,784		93.8%	Publix
Summit Point	Atlanta, GA	2004	111,970		89.8%	Publix
Thompson Bridge Commons	Atlanta, GA	2001	92,587		97.5%	Kroger
Wade Green Village	Atlanta, GA	1993	74,978		88.7%	Publix
Woodmont Village	Atlanta, GA	2002	85,639		97.2%	Kroger
Woodstock Crossing	Atlanta, GA	1994	66,122		100.0%	Kroger
East Gate Shopping Center	Augusta, GA	1995	75,716		92.2%	Publix
Fury's Ferry	Augusta, GA	1996	70,458		98.0%	Publix
Parkway Centre	Columbus, GA	1999	53,088		97.7%	Publix
Greensboro Village	Nashville, TN	2005	70,203		98.3%	Publix
Spring Hill Plaza	Nashville, TN	2005	66,693		100.0%	Publix
Parkway Town Centre	Nashville, TN	2005	65,587		100.0%	Publix
The Market at Salem Cove	Nashville, TN	2010	62,356		100.0%	Publix
The Market at Victory Village	Nashville, TN	2007	71,300		100.0%	Publix
The Overlook at Hamilton Place	Chattanooga, TN	1992	213,095		100.0%	The Fresh Market
Shoppes of Parkland	Miami-Ft. Lauderdale, FL	2000	145,720		98.9%	BJ's Wholesale Club
Crossroads Market	Naples, FL	1993	126,895		100.0%	Publix
Neapolitan Way	Naples, FL	1985	137,580		88.0%	Publix
Berry Town Center	Orlando, FL	2003	99,441		84.2%	Publix
Conway Plaza	Orlando, FL	1966	117,705		83.4%	Publix
Deltona Landings	Orlando, FL	1999	59,966		98.4%	Publix
University Palms	Orlando, FL	1993	99,172		100.0%	Publix
Disston Plaza	Tampa-St. Petersburg, FL	1954	129,150		97.5%	Publix
Barclay Crossing	Tampa, FL	1998	54,958		100.0%	Publix
Polo Grounds Mall	West Palm Beach, FL	1966	130,285		100.0%	Publix
Champions Village	Houston, TX	1973	383,346		78.7%	Randalls
Kingwood Glen	Houston, TX	1998	103,397		97.1%	Kroger
Independence Square	Dallas, TX	1977	140,218		86.1%	Tom Thumb
Midway Market	Dallas, TX	2002	85,599		90.3%	Kroger
Oak Park Village	San Antonio, TX	1970	64,855		100.0%	H.E.B.
Sweetgrass Corner	Charleston, SC	1999	89,124		29.1%	(2)
Irmo Station	Columbia, SC	1980	99,384		95.3%	Kroger
Rosewood Shopping Center	Columbia, SC	2002	36,887		93.5%	Publix
Anderson Central	Greenville Spartanburg, SC	1999	223,211		95.9%	Walmart
Fairview Market	Greenville Spartanburg, SC	1998	46,303		97.0%	Aldi
Brawley Commons	Charlotte, NC	1997	122,028		99.2%	Publix
West Town Market	Charlotte, NC	2004	67,883		97.7%	Harris Teeter
Heritage Station	Raleigh, NC	2004	72,946		100.0%	Harris Teeter
Maynard Crossing	Raleigh, NC	1996	122,781		93.4%	Harris Teeter
Wakefield Crossing	Raleigh, NC	2001	75,927		98.2%	Food Lion
Hanover Center (4)	Wilmington, NC	1954	305,346		97.1%	Harris Teeter
Southgate Village	Birmingham, AL	1988	75,092		96.8%	Publix
Hollymead Town Center	Charlottesville, VA	2005	158,807		91.9%	Harris Teeter
Gayton Crossing	Richmond, VA	1983	158,316	(3)	81.9%	Kroger
Fairfield Shopping Center (4)	Virginia Beach, VA	1985	231,829		84.7%	Food Lion
Free State Shopping Center	Washington, DC	1970	264,152		97.3%	Giant

Grand total/weighted average			6,208,278		92.7%

(1) Gross leasable area, or GLA, represents the total amount of property square footage that can be leased to tenants.
(2) Bi-Lo (the former anchor tenant) had extended their term through April 30, 2019 and had no further right or option to extend their lease.
(3) The GLA figure shown excludes the GLA of the Kroger store, which is owned by others.
(4) Property is owned through a consolidated joint venture.
SECOND QUARTER 2020 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 19

        As of June 30, 2020, our grocery-anchored shopping center portfolio was 92.7% leased. We define percent leased as the percentage of gross leasable area that is leased, including non-cancelable lease agreements that have been signed which have not yet commenced. This metric is used by management to gauge the extent to which our grocery-anchored shopping centers are delivering their total potential rental and other revenues.

        Details regarding lease expirations (assuming no exercises of tenant renewal options) within our grocery-anchored shopping center portfolio as of June 30, 2020 were:

	Totals
	Number of leases	Leased GLA		Percent of leased GLA

Month to month	13	24,943		0.4%
2020	68	160,459		2.8%
2021	171	626,991		10.9%
2022	178	621,742		10.8%
2023	138	668,782		11.6%
2024	127	1,158,784		20.2%
2025	98	927,521		16.1%
2026	26	257,858		4.5%
2027	27	192,685		3.4%
2028	30	361,751		6.3%
2029	26	183,596		3.2%
2030 +	24	566,562		9.8%

Total	926	5,751,674	5751674	100.0%

        The Company's grocery-anchored shopping center portfolio contained the following anchor tenants as of June 30, 2020:

Tenant	GLA	Percent of total GLA
Publix	1,175,430	18.9%
Kroger	581,593	9.4%
Harris Teeter	273,273	4.4%
Wal-Mart	183,211	3.0%
BJ's Wholesale Club	108,532	1.7%
Food Lion	76,523	1.2%
Giant	73,149	1.2%
Randall's	61,604	1.0%
H.E.B	54,844	0.9%
Tom Thumb	43,600	0.7%
The Fresh Market	43,321	0.7%
Sprouts	29,855	0.5%
Aldi	23,622	0.4%

Total	2,728,557	44.0%

        The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 will present income statements of New Market Properties, LLC within the Results of Operations section of Management's Discussion and Analysis of Financial Condition and Results of Operations.

        Second-generation capital expenditures within our grocery-anchored shopping center portfolio by property for the second quarter 2020 totaled approximately $484,000. Second-generation capital expenditures exclude those expenditures made in our grocery-anchored shopping center and office building portfolios (i) to lease space to "first generation" tenants (i.e. leasing capital for existing vacancies and known move-outs at the time of acquisition), (ii) to bring recently acquired properties up to our ownership standards, and (iii) for property redevelopments and repositioning.
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Office Building Portfolio

        As of June 30, 2020, our office building portfolio consisted of the following properties:

Property Name	Location	GLA	Percent leased
Three Ravinia	Atlanta, GA	814,000	95%
150 Fayetteville	Raleigh, NC	560,000	91%
Capitol Towers	Charlotte, NC	479,000	100%
CAPTRUST Tower	Raleigh, NC	300,000	100%
Westridge at La Cantera	San Antonio, TX	258,000	100%
Morrocroft Centre	Charlotte, NC	291,000	93%
Armour Yards	Atlanta, GA	187,000	96%
Brookwood Center	Birmingham, AL	169,000	100%
Galleria 75	Atlanta, GA	111,000	97%

Total/Average		3,169,000	96%

The Company's office building portfolio includes the following significant tenants:

	Rentable square footage	Percent of Annual Base Rent	Annual Base Rent (in thousands)
InterContinental Hotels Group	520,000	14.2%	$12,275
Albemarle	162,000	6.6%	5,727
CapFinancial	105,000	4.3%	3,680
USAA	129,000	3.7%	3,195
Vericast	129,000	3.4%	2,953

Total	1,045,000	32.2%	$27,830

        The Company defines Annual Base Rent as the current monthly base rent annualized under the respective leases.

        The Company's leased square footage of its office building portfolio expires according to the following schedule:

Office building portfolio
		Percent of
Year of lease expiration	Rented square	rented
	feet	square feet
2020	56,000	1.9%
2021	241,000	8.0%
2022	115,000	3.8%
2023	128,000	4.3%
2024	266,000	8.8%
2025	254,000	8.5%
2026	266,000	8.8%
2027	335,000	11.1%
2028	239,000	8.0%
2029	57,000	1.9%
2030+	1,050,000	34.9%

Total	3,007,000	100.0%

        The Company recognized second-generation capital expenditures within its office building portfolio of approximately $427,000 during the second quarter 2020.

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Definitions of Non-GAAP Measures

        We disclose FFO, Core FFO, AFFO and NOI, each of which meet the definition of a “non-GAAP financial measure”, as set forth in Item 10(e) of Regulation S-K promulgated by the SEC. As a result we are required to include in this filing a statement of why the Company believes that presentation of these measures provides useful information to investors. The non-GAAP measures of FFO, Core FFO, AFFO and NOI should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further FFO, Core FFO, AFFO and NOI should be compared with our reported net income or net loss and considered in addition to cash flows in accordance with GAAP, as presented in our consolidated financial statements. FFO, Core FFO and AFFO are not considered measures of liquidity and are not alternatives to measures calculated under GAAP.

Funds From Operations Attributable to Common Stockholders and Unitholders (“FFO”)

        FFO is one of the most commonly utilized Non-GAAP measures currently in practice. In its 2002 “White Paper on Funds From Operations,” which was restated in 2018, the National Association of Real Estate Investment Trusts, or NAREIT, standardized the definition of how Net income/loss should be adjusted to arrive at FFO, in the interests of uniformity and comparability. We have adopted the NAREIT definition for computing FFO as a meaningful supplemental gauge of our operating results, and as is most often presented by other REIT industry participants.

        The NAREIT definition of FFO (and the one reported by the Company) is:

Net income/loss, excluding:
◦depreciation and amortization related to real estate;
◦gains and losses from the sale of certain real estate assets;
◦gains and losses from change in control and
◦impairment writedowns of certain real estate assets and investments in entities where the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.

        Not all companies necessarily utilize the standardized NAREIT definition of FFO, so caution should be taken in comparing the Company’s reported FFO results to those of other companies. The Company’s FFO results are comparable to the FFO results of other companies that follow the NAREIT definition of FFO and report these figures on that basis. FFO is a non-GAAP measure that is reconciled to its most comparable GAAP measure, net income/loss available to common stockholders.

Core Funds From Operations Attributable to Common Stockholders and Unitholders (“Core FFO”)

        The Company makes adjustments to FFO to remove costs incurred and revenues recorded that are singular in nature and outside the normal operations of the Company and portray its primary operational results. The Company calculates Core FFO as:

FFO, plus:
• acquisition and pursuit (dead deal) costs;
• Loan cost amortization on acquisition term notes and loan coordination fees;
• losses on debt extinguishments or refinancing costs;
• internalization costs;
• non-cash dividends on preferred stock;
• non-cash (income) expense for current expected credit losses;
• Expenses related to the COVID-19 global pandemic; and

Less:
• earnest money forfeitures by prospective asset purchasers.

Core FFO figures reported by us may not be comparable to Core FFO figures reported by other companies. We utilize Core FFO as a supplemental measure of the operating performance of our portfolio of real estate assets. We believe Core FFO is useful to investors as a supplemental gauge of our operating performance and may be useful in comparing our operating performance with other real estate companies. Since our calculation of Core FFO removes costs incurred and revenues recorded that are often singular in nature and outside the normal operations of the Company, we believe it improves comparability to
SECOND QUARTER 2020 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 22

investors in assessing our core operating results across periods. Core FFO is a non-GAAP measure that is reconciled to its most comparable GAAP measure, net income/loss available to common stockholders.

Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders (“AFFO”)

        AFFO makes further adjustments to Core FFO results in order to arrive at a more refined measure of operating and financial performance. There is no industry standard definition of AFFO and practice is divergent across the industry. The Company calculates AFFO as:

Core FFO, plus:
• non-cash equity compensation to directors and executives;
• amortization of loan closing costs;
• weather-related property operating losses;
• amortization of loan coordination fees paid to the Manager;
• depreciation and amortization of non-real estate assets;
• net loan origination fees received;
• accrued interest income received;
• cash received for purchase option terminations;
• deemed dividends on preferred stock redemptions;
• non-operating miscellaneous revenues;
• non-cash dividends on Series M Preferred Stock and mShares; and
• amortization of lease inducements;

Less:
• non-cash loan interest income;
• cash paid for loan closing costs;
• amortization of acquired real estate intangible liabilities;
• amortization of straight line rent adjustments and deferred revenues; and
• normally-recurring capital expenditures and capitalized second generation leasing costs.

        AFFO figures reported by us may not be comparable to those AFFO figures reported by other companies. We utilize AFFO as another measure of the operating performance of our portfolio of real estate assets. We believe AFFO is useful to investors as a supplemental gauge of our operating performance and may be useful in comparing our operating performance with other real estate companies. Since our calculation of AFFO removes other significant non-cash charges and revenues and other costs which are not representative of our ongoing business operations, we believe it improves comparability to investors in assessing our core operating results across periods. AFFO is a non-GAAP measure that is reconciled to its most comparable GAAP measure, net income/loss available to common stockholders. FFO, Core FFO and AFFO are not considered measures of liquidity and are not alternatives to measures calculated under GAAP.

Multifamily Communities' Same-Store Net Operating Income (“NOI”)

        We use same store net operating income as an operational metric for our same-store communities, enabling comparisons of those properties’ operating results between the current reporting period and the prior year comparative period. We define our population of same-store communities as those that are stabilized and that have been owned for at least 15 full months, as of the end of the first quarter of each year, and exclude the operating results of properties for which construction of adjacent phases has commenced, and properties which are undergoing significant capital projects, have sustained significant casualty losses, or are being marketed for sale as of the end of the reporting period. We define net operating income as rental and other property revenues, less total property and maintenance expenses, property management fees, real estate taxes, general and administrative expenses, and property insurance. We believe that net operating income is an important supplemental measure of operating performance for REITs because it provides measures of core operations, rather than factoring in depreciation and amortization, financing costs, acquisition costs, and other corporate expenses. Net operating income is a widely utilized measure of comparative operating performance in the REIT industry, but is not a substitute for the most comparable GAAP-compliant measure, net income/loss.

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About Preferred Apartment Communities, Inc.

        Preferred Apartment Communities, Inc. (NYSE: APTS) is a real estate investment trust engaged primarily in the ownership and operation of Class A multifamily properties, with select investments in grocery anchored shopping centers, Class A office buildings, and student housing properties. Preferred Apartment Communities’ investment objective is to generate attractive, stable returns for stockholders by investing in income-producing properties and acquiring or originating real estate loans for multifamily properties. As of June 30, 2020, the Company owned or was invested in 125 properties in 15 states, predominantly in the Southeast region of the United States.

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